Exhibit 3.(ii)

TABLE OF CONTENTS

COMPANY’S GENERAL REGULATIONS

FIRST BITCOIN CAPITAL CORP.

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BY-LAWS NUMBER 1

GENERAL BY-LAWS OF

FIRST BITCOIN CAPITAL CORP.

1.	INTERPRETATION

1.1	INTERPRETATION OF BY-LAWS

In general, in these By-Laws:

“Director” refers to the Board of Directors or the Single Director.

“Unanimous Shareholder Agreement” or “Unanimous Agreement” refers to the agreement between Shareholders which pertains to the Business Corporations Act (SBC 2002), and it is the same with the Declaration by Sole Shareholder.

“Prescribed duties for Directors» refers to duties listed in the law which should be fulfilled by Directors, namely:

a. Submit the matters requiring their approval to the shareholders;

b. Issue securities;

c. Declare dividends;

d. Purchase or redeem Company’s securities which have already been issued;

e. Approve The Company’s management circulars soliciting proxies referred to in the Act;

f. Adopt, amend or revoke the By-Laws with the Shareholders’ approval;

“Act” refers to the Business Corporations Act (SBC 2002) along with any complete or partial amendment that could be provided.

“President” refers to The Company’s President;

“Chairman” refers to the president of the Board of Directors;

“Registrar” refers to the government authority responsible for the Registrar of companies;

“General By-Laws” refers to these by-laws and to every other Company regulation in effect;

“Personal representative” refers to a person who stands in place of or acts as:

o	a Director,
o	a Senior Manager,
o	a proxy holder from a legal person of which he or she is a Shareholder or a Creditor; “Articles” refers to The Company’s Articles of Incorporation along with any modifications made to it.

1.2	ACT INTERPRETATION

Subject to the foregoing, all definitions set out in the Act apply to all by-laws.

1.3	RULES OF INTERPRETATION

All words used in gender and number shall include both the masculin and feminine, as well as the singular and plural. Also, the word “person” refers to legal or physical persons, along with companies, firms and unincorporated organizations.

1.4	DISCRETIONARY AUTHORITY

When By-Laws provide discretionary authority to Directors, the latter must exercise this authority with caution, diligence, honesty and loyalty in the best interest of The Company.

1.5	PRECEDENCE AND PRIORITY

In the event of any inconsistency between the Act, the Unanimous Shareholder Agreement, the Articles of Incorporation or the By-Laws, the order of priority between the previous shall be the following:

a. the provisions of the public policy of the Act;

b. the Unanimous Shareholder Agreement;

c. the Articles of Incorporation;

d. the By-Laws;

e. the provisions of the Act that are not of public order.

1.6	HEADINGS

Headings are used for convenience of reference and shall not affect the interpretation of the by-law.

2.	REGISTERED OFFICE

2.1	PROVINCE

The Company’s registered office is located in Canada, in the province specified in its Articles of Incorporation and at the address given in the form that must be submitted to the government authority in accordance with the Act.

2.2	CHANGE OF REGISTERED OFFICE

The Directors can, by way of resolution, change The Company’s Registered Office, if staying within the boundaries of the province specified in the Articles of Incorporation. The Company can transfer its Registered Office in another province by amending its Articles of Incorporation by way of a special resolution endorsed by the Shareholders in this purpose.

3.	CORPORATE SEAL

3.1	SIZE AND FORMAT

The adoption of a corporate seal is optional. If a corporate seal was to be adopted, the Directors would determine its size and format and would be allowed to change it by simple resolution of the Board of Directors.

3.2	CUSTODY AND USE

If a corporate seal is adopted, it is kept at The Company’s registered office and only a Manager or a Director can affix it to a document.

4.	DIRECTORS

4.1	FUNCTIONS

Subject to any Unanimous Shareholder Agreement, the Directors manage The Company’s commercial activity and oversee all operations.

4.2	NUMBER

Subject to the Act, and within the limits given in the Articles of Incorporation, a specific number of Directors can be determined by the Board without what the number of Directors is equivalent to the number of Directors whose names appear on the form that must be submitted to the government authority in accordance with the Act.

4.3	RESIDENCY

Subject to the Act, there are no requirement for directors to be residents of British Columbia, Canada.

4.4	QUALIFICATIONS

It is not required for a Director to be a Shareholder unless a Unanimous Shareholder Agreement or an Article of Incorporation states otherwise.

Any person who meets the following requirements can be appointed as Director:

a.	who is a natural person;

b.	who is aged of 18 years or older;

c.	who is not under guardianship, nor curatorship, nor supported by a legal advisor;

d.	who has not been found of unsound mind or legally incapacitated by a Court in Canada or elsewhere;

e.	who is free from any bankruptcy status;

f.	who has not been prohibited to perform these functions by any Court of Law;

4.5	ELECTION

Shareholders elect Directors at their annual meetings or at special meetings. When a vacancy occurs, it may be filled by the other Directors holding office, in accordance with the provisions of the General By-Laws. The vote for the election of the Company’s Directors is by show of hands unless a secret ballot is requested.

4.6	TERM OF OFFICE

Each elected Director will hold office for one year unless a situation should occur that put a premature end to the term of office. A Director whose term of office has ended may be reelected.

4.7	RESIGNATION

A Director may resign from office by delivering to the Chairman or to the Secretary of the Board, by hand or by any other way which provides confirmation of receipt, a written letter of resignation. The resignation comes into effect on the date specified in the letter or upon its delivery.

4.8	REMOVAL

The Shareholders of The Company may, by ordinary resolution at a special meeting called for a Director’s removal, remove any Director from office. The Director must be given notice of the special meeting called for the purpose of his removal. The Director then can explain to the Shareholders the grounds of his opposition to his removal. The Shareholders can fill the vacancy left by this removal at the same special meeting. If the vacancy is not filled right away, the Directors may appoint a replacement to complete the remainder of the term at a meeting where quorum is reached.

Exceptionally, when holders of a class or series of shares have the exclusive right to elect a Director, this Director’s term of office can only be revoked by an ordinary resolution adopted at a meeting of the holders of shares from the same class or series.

4.9	CEASING TO HOLD OFFICE

A Director of The Company ceases to hold office when the Director:

o	resigns,
o	is removed,
o	loses the required qualifications to act as Director,
o	dies

4.10	REPLACEMENT

Subject to the provisions of the Act, unless otherwise provided, the Directors may fill the vacancies in the Board of Directors provided that quorum is met.

If a vacancy cannot be filled by the Directors, they will call for a special meeting of the Shareholders in the 60 days following the date on which the vacancy will have occurred in order to fill it.

Failing to call this special meeting by the Directors will result in giving any of the shareholders the powers to call it after the expiry of the 60-day period.

Unless otherwise provided by the Articles of Incorporation, vacancies in the Board of Directors must be filled by ordinary resolution of the shareholders, or holders of a class or series of shares benefiting from the exclusive right to elect the Director to fill in the vacancy.

The Director appointed to fill a vacancy will hold office for the unexpired term of the Director’s predecessor and shall remain in office until a replacement is appointed.

4.11	DE FACTO OR SHADOW DIRECTOR

Any action carried out in good faith by a Director or a Senior Executive of The Company is valid notwithstanding the irregularity in his election or appointment as Director or his inability to carry out his duties.

4.12	REMUNERATION AND EXPENSES

The Directors can set their remuneration without having to adopt a resolution to this effect. This remuneration is added, in the absence of provision to the contrary, to all other compensation for other reasons. The Director may receive advance funds and may be reimbursed for expenses incurred carrying out his duties.

4.13	AUTHORITY

Directors are considered mandataries and can exercise all of The Company’s powers except for those specifically reserved to the Shareholders by the Act.

4.14	CONFLICT OF INTEREST

The General By-Laws are based on the Act which sets out the general principles dealing with conflicts of interest of Directors such as the way a Director must disclose his interest in a contract or a transaction in which The Company is involved.

5.	BOARD OF DIRECTORS MEETINGS

5.1	CALLING FOR A MEETING

The President, the Chairman, a vice-president, the Secretary or two (2) Directors may, at all times, call for a meeting of the Board of Directors. The meetings must be called for using reliable means of communication to the contacts listed in The Company’s Book or on the most recent notice referred to in the Act. The convening notice must be received by the Directors at least three (3) working days before the date set for the meeting.

5.2	CONTENTS OF THE CONVENING NOTICE

The convening notice shall specify the place, the date, the time of the meeting. The purpose of the meeting or the agenda does not have to be specified unless the actual purpose of the meeting is:

●	to address a matter that requires the Board Members’ approval;
●	fill a vacancy of Director or of an Auditor in the Board;
●	appoint additional Directors;
●	issue debt securities;
●	approve financial statements;
●	adopt, modify, or revoke by-laws;
●	establish the members’ contributions or the membership fees.

5.3	ANNUAL MEETING

The meeting of the newly elected Directors, provided that a quorum is met, is held:

1.	After the first meeting of the Shareholders

2.	After the annual meeting of the Shareholders

This in order to appoint The Company’s Officers and other representatives and to resolve other items on the agenda. The meeting is held without convening notice unless an item on the agenda is specifically related to the duties of the Directors.

5.4	REGULAR MEETINGS

The Directors may determine the place, the date and the time where the regular Board meetings are going to take place. A copy of the resolution of the Board stating the place, date and time of the regular meetings must be sent to every Director right after having been adopted. The meetings are to take place without further notice unless an item on the agenda is specifically related to the duties of the Directors.

5.5	WAIVER OF NOTICE

A Director may waive his consent in writing to the reception of:

o	convening notice required for a meeting of the Board
o	any modification in the notice or in the delay specified in it

Waiver of notice may be given at all times. The attendance of a Director at a meeting shall constitute waiver of notice in the case where the Director has not received the notice, unless the Director attends for the sole purpose of objecting to the holding of the meeting on the grounds that it was not lawfully called.

5.6	LOCATION OF MEETINGS

The meetings of the Board of Directors are held at The Company’s Registered office or in any other location determined by the Chairman or by the Directors.

5.7	QUORUM

The quorum in a Board meeting shall consist of the majority of the Directors holding office. Subject to the provisions of the Act, the quorum of Directors in attendance shall consist of at least 25 % of Directors that are resident Canadians.

5.8	CHAIRMAN AND SECRETARY

The Chairman presides at all Board meetings and the Secretary acts as secretary of the meetings. In their absence, the Directors shall choose among themselves a person to act as secretary of the meeting.

5.9	PROCEDURE

The president of a Board meeting ensures it is properly conducted, submits to the Directors the motions on which a vote is to be taken, and in general, establishes the procedure to be followed reasonably and impartially, subject to the Act, the by-laws and to the usual procedure of deliberative meetings.

If a motion is not submitted by the president, any of The Company’s Directors may submit it before the end or the adjournment of the meeting. If the motion reports to the Board of Directors and its mention is not required in the convening notice, the Board of Directors will take notice of it without it having to be supported by another Director.

5.10	VOTE

Every Director has the right to vote and the motions submitted to the Board have to be decided by simple majority of the voting Directors in attendance (50% + 1 ). Vote is casted by show of hands unless the President of the meeting or another Director in attendance ask for a secret ballot. In this case, the Secretary of the meeting acts as scrutineer and counts the ballots. If Directors take part in the meeting via technological means, they cast their votes to the Secretary verbally. Proxy voting is not allowed at Board meetings. The President of the meeting will not benefit from a deciding vote in case of a tie.

5.11	COMMUNICATION BETWEEN DIRECTORS

A Director may, with the consent of all of The Company’s Directors, whether the consent is given before, during or after the meeting, take part in a Board meeting with any communication facility allowing him to communicate with the other Directors or persons attending the meeting. This Director is, in such case, considered in attendance.

5.12	MEETING BY COMMUNICATION FACILITIES

Directors may, with the consent of all of The Company’s Directors, take part in a Board meeting with any communication facility allowing them to participate in real time with the other attendees of the meeting. This can expressly apply to a specific meeting or in general for all subsequent meetings. The remote Directors are considered in attendance and the meeting is alleged to have been held in Canada. In case of failure in the communication with one or more of the remote Directors, the meeting is still valid if the quorum is maintained.

5.13	RESOLUTIONS IN LIEU OF MEETINGS

Resolutions written by all communication facilities and approved by all Directors entitled to vote on these resolutions at Board meetings are considered as valid as if they were adopted in person at a meeting. A copy of the resolutions shall be kept with the minutes of the meetings of the Board.

5.14	DISSENT

The Director attending a Board meeting or a meeting of a committee of the Board is considered having consented to all adopted resolutions or to all taken measures unless his dissent is brought to the Board’s attention by the following methods:

a.	It is entered on record to the minutes of the Board, whether or not at his request;

b.	It is served in writing and sent to the Secretary of the meeting before the meeting’s adjournment;

c.	A notice of dissent is sent to The Company’s Registered Office by means requiring the issuance of a receipt, immediately after the meeting’s adjournment.

5.15	ADJOURNMENT

The President of a Board meeting may, with the consent of the majority of the Directors in attendance, adjourn the meeting to another date and another location without it being necessary to give the Directors another convening notice. When the meeting is reconvened, the Board of Directors may validly deliberate on any unresolved motion from the previous meeting as long as quorum is met. The Directors constituting a quorum at the meeting so reconvened need not be the same persons who were present at the original meeting. If quorum is not met at the reconvened meeting, the meeting is considered having ended at the original one, upon its adjournment.

6.	OFFICERS

6.1	APPOINTMENT

The Directors elect among themselves a President for The Company and, if need be, a Chairman. They may also appoint any Director as Vice-President, Treasurer, Secretary and they may provide these officers with deputies. The Directors may also designate any other office and appoint other persons to fill it, representing The Company and carrying out specified duties. These representatives may delegate the authority they received from the Directors if the latter have awarded them with a sub-delegation of authority.

6.2	ACCUMULATION OF OFFICES

The same person may hold more than one office within The Company as long as the offices are not incompatible with one another. When one person holds the offices of Secretary and Treasurer, he may be designated as The Company’s Secretary-Treasurer.

6.3	TERM

The Company’s Officers hold office until replacements are appointed by the Board of Directors.

6.4	RESIGNATION AND DISQUALIFICATION

An Officer may resign from office by sending a resignation letter to The Company’s Registered Office by any way which provides confirmation of receipt. The Directors may disqualify any of The Company’s Officers and appoint a replacement. The previous cases apply unless otherwise provided by a contract between the Officer and The Company.

6.5	REMUNERATION

The remuneration of The Company’s Officers is set by the Directors. In the absence of provision to the contrary, the remuneration is added to any other remuneration paid to the Officer by The Company.

6.6	AUTHORITY AND DUTIES

The officers’ authority is set by the by-laws or determined by the Directors. Officers may delegate their powers except the ones exclusively restricted to them by the Act. In case of absence, incapacity, refusal, deliberate failure to act or for any other reason the Directors consider sufficient, the latter may assign an Officer’s authority to any other person for as long as they deem necessary.

6.7	PRESIDENT OF THE COMPANY

The Board of Directors may appoint a President of the Company. This person manages The Company under the authority of the Board. The Company’s President will supervise, administer and generally manage business and the affairs of The Company. He exercises the authority and duties delegated to him by the Board and those of the Chairman when the position is vacant.

6.8	CHAIRMAN

The Chairman exercises authority and carries out duties delegated to him by the Board. He may call for Board meetings or Shareholders’ meetings in accordance with the provisions outlined in the by-laws. He shall preside over all Board meetings as well as Shareholders’ meetings. In case of absence, incapacity, refusal or deliberate failure to act from The Company’s President, the Chairman then benefits from all authority and must carry out all of The Company’s President’s duties.

6.9	VICE-PRESIDENT

The Directors may appoint one or several vice-presidents to carry out duties determined by the Directors or The Company’s President. In case of absence, incapacity, refusal or deliberate failure to act from The Company’s President or from the Chairman, the Vice-President then benefits from all authority and must carry out the duties of the President. If there is more than one Vice-President, the Chairman may beforehand assign one of the Vice-Presidents to act in his name, otherwise the Board may do as well.

6.10	TREASURER

The treasurer assumes the financial administration of The Company. He deposits all money and securities in the name of The Company and for its account in the Financial Institutions designated by the Directors. He shall, upon request, report all transactions made in The Company’s accounts to the Board, as well as account for The Company’s financial situation. He must draw-up and keep adequate and proper accounting register and books, and store them as well. Finally, he benefits from the authority and duties that the Board assigns to him. The Treasurer’s deputies benefit from the Treasurer’s authority and duties determined by either the Board or the Treasurer.

6.11	SECRETARY

The Secretary carries out all mandates assigned to him by The Company’s President, the Chairman or the Directors.

For every Board meeting, meeting of a committee of the Board, meeting of the Shareholders, the Secretary is responsible for:

o	sending out the convening notices
o	acting as Secretary of the meeting
o	drawing-up the books, reports, notices and other relevant documents The Company is legally bound to produce and to keep
o	to keep the minutes of the Board meetings in a digital book intended for this sole purpose
o	to keep, if necessary, the corporate seal.

6.12	MANAGING DIRECTOR

The Directors may appoint from their number a Managing Director who is a Canadian resident. The Managing Director may also be designated as General Manager. He oversees the affairs of The Company within the limits of the authority delegated by the Directors. He regularly reports on the management of the affairs of The Company to the Directors. His mandate terminates in the event of one of the following:

o	his death,
o	his resignation,
o	the revocation of his mandate by the Directors,
o	his incapacity to be a Director,
o	the appointment of his replacement.

6.13	AGENTS AND REPRESENTATIVES

The Board may appoint Agents or Representatives of The Company outside of Canada and give them the necessary authority, including authority of managing and sub-delegation in accordance with what the Directors will consider appropriate.

6.14	CONFLICT OF INTEREST

Every Officer must disclose his interest in a proposed or actual contract with The Company, in accordance with the provisions of the by-laws.

7.	THE EXECUTIVE COMMITTEE

7.1	APPOINTMENT

When the Board of Directors counts seven (7) or more Directors, the latters may decide to choose among themselves an Executive Committee composed of at least three (3) Directors. The appointment of the members of the Executive Committee usually takes place at the first Board meeting following the annual meeting of Shareholders. In order to proceed, the Directors must be granted authorization by a regulation adopted by vote where two thirds (2/3) of the votes of the Shareholders present at a special meeting of the Shareholders have been casted in favor.

7.2	TERM OF OFFICE

The office of a member of the Executive Committee terminates in the event of his death, his resignation, the revocation of his mandate by the Directors, his incapacity to be a Director or the appointment of his successor or replacement by the Directors.

7.3	REMOVAL AND REPLACEMENT

The Directors may revoke the mandate of any member of the Executive Committee before it terminates and may fill all vacancies which occur in the Committee at a special meeting called for this sole purpose.

7.4	POWERS

Subject to the Act, the Executive Committee may exercise all powers of the Board of Directors related to the management and to the affairs of The Company under the Director’s supervision. The Committee reports to the Directors on its activities and the Directors may override or modify decisions made by the Committee while respecting the rights of all stakeholders provided for in the contracts in question. The Executive Committee consults and supports the Officers and the Company’s representatives regarding the affairs of The Company.

7.5	QUORUM AND PROCEDURE

When applicable, the rules related to calling meetings of the Board of Directors and to the procedure are also applicable to the meetings of the Executive Committee. Quorum of the meetings of the Executive Committee is set to the majority of the members of the Committee.

7.6	REMUNERATION

Members of the Executive Committee are entitled to a remuneration set by the Directors for their services. In the absence of provision to the contrary, the remuneration is added to any other remuneration paid to the members of the Committee.

8.	THE DIVISIONS

8.1	CREATION

The Directors may distribute and organize The Company’s operations in various divisions with regard to criteria such as:

o	the type of operations,
o	the geographical territory,
o	any other relevant purpose.

The Directors may distribute the operations of the divisions in as many subdivisions as they find necessary or consolidate them according to criteria they will have determined.

8.2	MANAGEMENT

The Directors may appoint one or several managers to manage a division or a subdivision and determine their mandate, their terms and conditions of employment and their remuneration. The managers of all divisions and subdivisions are Company’s representatives but are not considered as executives.

9.	AUDIT COMMITTEE

The Directors may constitute an audit committee composed of not less than three directors of The Company, a majority of whom are not officers or employees of The Company or any of its affiliates. If The Company issues securities by public subscription, it must create an audit committee unless, The Company is exempted from this obligation by the Director, who is a representative of government authority. The audit committee shall receive the financial statements of The Company within reasonable time and review them before such financial statements are approved by the Directors under the Act. Committee meetings may be called by one of the members or by the Auditor by means of a written notice sent to the members three (3) working days ahead. Where applicable, the rules of convening meetings and the operations and procedures for Board meetings also apply to the meetings of the committee.

10.	PROTECTION OF THE DIRECTORS, OFFICERS AND OTHER REPRESENTATIVES

10.1	EXEMPTION FROM LIABILITY

No Director will be held responsible for any action, neglect nor fault committed by another person or one of The Company’s representatives.

10.2	INDEMNIFICATION

In some cases, Directors and Representatives of The Company may be indemnified for legal fees or other fees in accordance with the Act. These Directors, Officers and other Representatives also are entitled to receive advances or be reimbursed for expenses incurred in the fulfillment of their functions.

11.	MEETINGS OF THE SHAREHOLDERS

11.1	LOCATION OF MEETINGS

The meetings of the Shareholders are held at The Company’s Registered head office or in any other location determined by the Directors, with the majority consent of the Shareholders who are entitled to vote.

11.2	CALLING OF THE MEETING

The Directors determine the date, the time and if need be, the location of the annual meeting or of any special meeting of the Shareholders.

11.3	CONVENING NOTICE

The convening notice for the annual meeting of the Shareholders must be sent out between the sixtieth (60) and the twenty-first (21) day before the meeting. The notice must be sent to:

1.	every Shareholder entitled to vote, to his latest address listed in The Company’s Book,

2.	all Directors,

3.	the Auditor.

For all meetings of the Shareholders, the convening notice must be received at least seven (7) days prior to the chosen date for the meeting. The period of notice for convening may be reduced with the written consent of the Shareholders in accordance with the Act.

11.4	CONTENTS OF THE CONVENING NOTICE

The convening notice for a meeting of the Shareholders shall specify all items on the agenda stating their nature with sufficient detail to allow Shareholders to build an informed judgement about it. If need be, the convening notice shall bear the text of any special resolution to be submitted to the meeting. Any form of proxy or any proxy circular set out by the Act, as well as any motion submitted by a Shareholder entitled to vote in accordance with the Act, must be attached to the convening notice. A copy of the financial statements may be attached to the notice as well. However, it is not necessary for the notice to state that the review of the financial statements, the Auditor’s report, the renewal of the Auditor’s mandate or the election of the Directors will be addressed at the meeting.

11.5	CONVENING BY SHAREHOLDERS

The holders of at least twenty percent (20%) of The Company’s common shares may demand from the Directors that they convene a meeting to address items, which must be stated in their request. The notice may be composed of one document or more, shall be signed by at least one of the Shareholders and should state all items that should be on the agenda of the meeting. The notice must be sent to all Directors and to The Company’s Registered Office. After receiving the request, the Directors shall convene the meeting in the seven (7) following days, otherwise any signee could call a meeting by following the provisions of the present regulation. The Company shall reimburse the expenses incurred by the special meeting.

11.6	ANNUAL MEETING

The annual meeting of Shareholders is held in the six (6) months after the end of The Company’s Fiscal Year and during the fifteen (15) months following the date of the previous annual meeting of the Shareholders.

11.7	WAIVER OF NOTICE

A Shareholder or a Director may waive his consent to the reception of the convening notice. His attendance to a meeting shall constitute waiver of notice except if the Shareholder or the Director attends for the sole purpose of objecting to the holding of the meeting on the grounds that it was not lawfully called.

11.8	FIXING RECORD DATE

If The Company is a reporting issuer or if it boasts more than fifty (50) Shareholders, the Directors may decide of a fixing record date which shall be set at at least twenty-one (21) eguand no more than sixty (60) days before the meeting, this to determine the Shareholders entitled to receive notice and vote at the meeting.

11.9	IRREGULARITIES

Any irregularity in any convening notice or in its mailing, the accidental omission to give notice of any meeting, or the failure for a notice to reach a Shareholder do not affect the validity of a meeting of the Shareholders.

11.10	QUORUM

Quorum at a meeting of the Shareholders is met as long as Shareholders holding fifty (50) percent of voting shares are in attendance or represented, regardless of the number of persons physically in attendance. Quorum must be met upon the opening of the meeting for the Shareholders to deliberate.

11.11	ADJOURNMENT

If quorum is not met upon the opening of the meeting, the Shareholders holding voting shares may adjourn the meeting until quorum is actually met. The reconvening of a meeting so adjourned may be held without a new convening notice as long as quorum is met and that the meeting has been adjourned for less than thirty (30) days.

11.12	CHAIRMAN AND SECRETARY

The meetings of the Shareholders are presided over by the Chaiman or, in his absence, by The Company’s President. The Secretary of The Board also acts as secretary at the meetings of the Shareholders. In the absence of the Chairman, President and Secretary, the Shareholders may choose anyone to preside over the meeting and act as secretary.

11.13	VOTE

Subject to the by-laws, shares bestow the right to vote to their holders. The Shareholders benefit from the same number of votes as the voting shares they hold. In order to determine who are the eligible holders at the moment of the vote, the Shareholders must refer to the dates entered in The Company’s securities register. If the dates do not appear in the register, the Shareholders shall clearly demonstrate that they own the rights to their shares on the date of the meeting.

11.14	JOINT SHAREHOLDERS

When shares are jointly held by several Shareholders, the Shareholder in attendance may, in the absence of the others, exercise the voting right related to the shares jointly held. When more than one of the Shareholders are in attendance, they shall vote as only one Shareholder.

11.15	PROXY

The Shareholder entitled to vote in a meeting may appoint Proxyholders to attend a meeting and exercise his rights within the authority conferred by the proxy. These representatives need not be Shareholders. However, the proxy must be signed by the Shareholder or by his authorized representative. A Proxyholder may hold proxies from other Shareholders as well. In case of adjournment, the proxy is still valid for the reconvening meeting following the meeting specified in the proxy. The proxy could be phrased as follows:

Hereby, the Undersigned,________________________, Shareholder from FIRST B/TCOIN CAPITAL CORP., appoints _______________________ or, in his place _________________________________ , as my authorized representative to sit in the meeting of the Shareholders held at ________ , on the __ day of _______________ 20__ and in any reconvening meeting in case of adjournment, to act in my name with the same authority and the same rights as if I, the Undersigned, was in attendance of the meeting or of any reconvening meeting in case of adjournment.

This_____ Day of______________ 20 __.

_________________(Shareholder’s signature)

The act of appointing a Proxyholder automatically revokes any previous appointment of a Proxyholder. The appointment of a Proxyholder may be revoked by means of a written document signed by the Shareholder (or by his authorized representative) and deposited to The Company’s Registered head office one work day before the meeting or the reconvening meeting in case of adjournment.

11.16	VOTE BY SHOW OF HANDS

Vote is done by show of hands. A secret ballot shall be held upon request of any Shareholder entitled to vote. Such a request may occur before or after a vote by show of hands. The vote may also be held by any means of communication supported by The Company.

11.17	VOTE BY SECRET BALLOT

If a Shareholder or a Proxyholder requests the vote to be done by ballot, every Shareholder, as well as every Proxyholder, shall deliver a ballot to the scrutineer on which is written his name, the name of the Shareholders he represents, the number of votes he is entitled to cast and how he chooses to cast them. If the ballot is secret, every Shareholder, as well as every Proxyholder, shall deliver a ballot to the scrutineer on which is written the number of votes he is entitled to cast and how he chooses to cast them.

11.18	VOTE CONDUCTED BY ELECTRONIC MEANS

Any person entitled to vote in a meeting of the Shareholders and in attendance may exercise her right to vote in accordance with the by-laws, by any means of communication supported by The Company.

11.19	PROCEDURE

The President of a meeting of the Shareholders ensures the meeting is properly conducted. He submits to the Shareholders the motions on which a vote has to be taken. He oversees the procedure with a reasonable and impartial approach, subject to the Act, the by-laws and any other regulation usually followed at any deliberative assembly. He decides of any matter and his decisions are final and bind all Shareholders.

11.20	SCRUTINEER

The President of a meeting of the Shareholders may appoint one or several persons to act as scrutineers in any meeting of the Shareholders, whether they are Directors, Officers, Shareholders of The Company, or not.

11.21	KEEPING OF THE BALLOTS

The Company shall keep the ballots and proxies from a previous meeting in a safe and proper place for a three (3) month period after the holding of a meeting. Any Shareholder or Proxyholder entitled to vote may verify the ballots and proxies kept by The Company, and this, free of charge.

11.22	RESOLUTIONS IN LIEU OF MEETINGS

Written resolutions signed by all Shareholders entitled to vote on them in meetings are considered as valid as if they were adopted in the meetings. A copy of each of these resolutions must be kept with the minutes of the meetings.

12.	SHARE CERTIFICATES

12.1	CERTIFICATE TEMPLATE

The template of the certificates representing the shares of The Company must be approved by the Board of Directors.

The signatures of the Directors or Officers appearing on the share certificates of The Company may be printed, mechanically reproduced or electronic as generated by Minutes Depot.

12.2	THEFT OR DESTRUCTION OF THE CERTIFICATE

If The Company doesn’t withdraw from the obligation of issuing share certificates, when a Shareholder makes a written statement before a Commissioner for Oaths according to which the certificate he owned has been lost, destroyed or stolen, describing the circumstances leading up to the event, The Company may issue a new certificate to the benefit of the Shareholder as long as:

a.	the Shareholder who presents his replacement demand before the the Company is notified of the acquisition of the certificate by a purchaser who is in good faith;

b.	the Shareholder provides, if required by the Board, a sufficient guarantee;

c.	the Shareholder meets any other reasonable requirement the Board may set.

12.3	FRACTIONAL SHARES

For every fractional share, The Company may issue either certificates or bonds to the holders allowing them to acquire full shares in exchange for all corresponding bonds. These bonds are not required to bear any handwritten signature.

13.	THE SHARES AND THEIR TRANSFER

13.1	SUBSCRIPTION AND ISSUANCE OF SHARES

The Directors conclude all subscription agreements and proceed with the issuance of shares in accordance with the provisions stated in these agreements.

13.2	CENTRAL AND LOCAL REGISTER

The Directors appoint Minutes Depot as Central and Local Register of The Company’s securities.

13.3	TRANSFER AGENTS

The directors may appoint one or several Transfer Agents to keep a Central Register of The Company’s securities or, if need be, Local Registers, all in Minutes Depot. The Transfer Agents keep the required registers for the inscription of the issuance of any share or any transfer of securities.

13.4	DECEASED SHAREHOLDER

In the event of the death of a Shareholder or a joint shareholder, the company will not:

●	make any modifications in the securities registry
●	pay any related dividend
●	take any other action

as long as all the documents pertaining to the death of the shareholder or one of joint shareholders, which may be required by law are not received by the company.

13.5	TRANSFER OF SHARES

All transfers in The Company’s shares are subject to the limitations imposed by the Articles of Incorporation, the by-laws as well as any other existing administrative regulation and Shareholder agreement. All transfers shall be entered in The Company’s securities register. If physical share certificates exist, no transfer will be valid or entered in the register without the certificates representing the shares thus transferred being deposited to the Secretary of the Board who will write down the word “VOID” on any returned certificate along with the date of cancellation.

13.6	SHAREHOLDERS RIGHTS OF REDEMPTION

The adoption of any of the resolutions listed below confers on a shareholder the right to demand that the corporation repurchase all of the person’s shares if the person exercised all the voting rights carried by those shares against the resolution:

1.	an ordinary resolution authorizing the corporation to carry out a squeeze-out transaction;

2.	a special resolution authorizing an amendment to the articles to add, change or remove a restriction on the corporation’s business activity or on the transfer of the corporation’s shares;

3.	a special resolution authorizing an alienation of corporation property if, as a result of the alienation, the corporation is unable to retain a significant part of its business activity;

4.	a special resolution authorizing the corporation to permit the alienation of property of its subsidiary;

5.	a special resolution approving an amalgamation agreement;

6.	a special resolution authorizing the continuance of the corporation under the laws of a jurisdiction in another province;

7.	a resolution by which consent to the dissolution of the corporation is withdrawn if, as a result the liquidation of property begun and the corporation is unable to retain a significant part of its business activity.

The adoption of a resolution referred to in any of subparagraphs 3 to 7 of the first paragraph confers on a shareholder whose shares do not carry voting rights the right to demand that the corporation repurchase all of the person’s shares.

13.7	FULFILLMENT OF THE PURPOSE OF THE RESOLUTION

Any Shareholder’s right of redemption is conditional upon The Company’s proceedings to fulfill the purpose of the resolution referred to.

13.8	EQUAL TREATMENT OF SHAREHOLDERS

The repurchase price of all shares of the same class or series must be the same, regardless of the shareholder holding them.

14.	DIVIDENDS

14.1	DECLARATION AND PAYMENT

Subject to the Act, the Directors may declare and pay dividends to the Shareholders. The dividends are payable in cash or in goods, or by the issuance of fully paid shares of The Company. The Directors may establish a reserve fund dedicated to the payment of dividends.

14.2	UNCLAIMED DIVIDEND

Any unclaimed dividend in the six (6) years following the date of its declaration is considered void.

14.3	COMPENSATION

The Directors may allocate any amount of a declared dividend to the benefit of a Shareholder to the payment of any debt of the latter in favor of The Company.

15.	FISCAL YEAR AND AUDITOR

15.1	FISCAL YEAR

The Company’s Fiscal Year terminates every year on the date stated by the Board of Directors.

15.2	AUDITOR

Subject to the provisions of the Act, the Shareholders may, with an ordinary resolution at the first Annual meeting of the Shareholders and at every subsequent annual meeting, appoint one or several Auditors whose mandates will end upon closing of the following annual meeting.

The Shareholders may also decide to appoint no Auditor with a unanimous resolution. This decision stays in force only until the following annual meeting. The Directors may then choose a certified accountant to prepare the Financial Statements of The Company and to carry out the other functions of the Auditor.

16.	DISCLOSURE OF INFORMATION TO SHAREHOLDERS

Subject to the Act, no Shareholder may demand information about the management of The Company. However, the Directors may determine on what conditions The Company’s registers, books and documents may be made available to the Shareholders.

17.	NOTICES

17.1	NOTICES TO THE SHAREHOLDERS

Notices	and documents to be sent to the Shareholders or Directors according to:

o	the law,
o	its regulations,
o	the Articles of Incorporation,
o	the Company’s General by-laws.

may be sent by mail, given to the Shareholders from hand to hand or sent to the latest address entered in The Company’s Book or in the Transfer Agent’s register. If many persons have jointly held shares, notices shall be given to all.

17.2	SHAREHOLDERS’ ADDRESSES

The Company may consider as the sole person allowed to benefit from the right to receive notices and other documents sent to the Shareholders the owner of the share entered in the Securities register. Any notice or document sent to this person at its latest address entered in The Company’s Book offers sufficient proof of the document being delivered to the heirs, administrators, beneficiaries, assignees and other representatives of the Shareholder.

18.	SIGNING OF DOCUMENTS

18.1	REPRESENTATIVES

Contracts, documents or any instruments in writing requiring the signature of The Company may be signed by:

o	the Chairman
o	a Vice-President
o	two Directors
o	a Director and an Officer
o	any other person appointed by the Directors

and all contracts, documents or any instruments in writing thus signed shall bind The Company without any other authorization or formality.

18.2	ELECTRONIC OR MECHANICALLY REPRODUCED SIGNATURE

The Directors allow for the The Company’s contracts, documents or any instruments in writing to bear an electronic or mechanically reproduced signature.

18.3	REPRESENTATION AND VOTING

The Directors may authorize any person to take any necessary action in order to facilitate and exercise the right to vote in the organization when required.

18.4	DECLARATIONS TO THE REGISTRAR

The declarations required by the Registrar may be signed by:

o	the President,
o	the Chairman,
o	any of The Company’s Directors,
o	any other person authorized for this purpose by the Directors.

Any Director who has ceased to hold office may sign and file, in the name of The Company, an amending declaration to the effect that he has ceased to be a Director, from fifteen days after the date of such cessation, unless he receives proof that The Company has filed such a declaration.

19.	BANKING OPERATIONS

The Directors may appoint the financial institutions with which they wish to conduct the financial operations of The Company and the persons authorized to sign on behalf of The Company.

20.	LEGAL PROCEDURE

The Chairman, any Vice-President, any Officer as well as any other person legitimized by the Directors is authorized to appear before any court and answer or initiate any legal procedure.

21.	STATEMENT

The preceding represents the full text of the General By-Laws (Regulation Number 1) of The Company as adopted on February 6th, 2006.

BORROWING BY-LAW

FIRST BITCOIN CAPITAL CORP.

(“hereinafter referred to as “The Company”)

This borrowing by-law has been approved with a resolution by the Directors and ratified by the shareholders in accordance with the Business Corporations Act (SBC 2002).

1.	The Directors are allowed to borrow money on the credit of the corporation through a financial institution.

2.	The Company acknowledges any loan contracted in its name by its Directors, who are authorized signees, as well as the related interests.

3.	An authorized Director can approve any element reasonably required by the financial institution such as:

●	Contracts
●	Documents
●	Insurance policies
●	Etc.

4.	This specific by-law remains in force until its revocation is ratified by the shareholders and a copy of the written document has been delivered to the financial institution.

Borrowing by-law enacted on February 6th, 2006